UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 18, 2006
RANGE RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-9592	34-1312571
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

777 Main Street, Suite 800
Ft. Worth, Texas	76102
(Address of principal	(Zip Code)
executive offices)
Registrant’s telephone number, including area code: (817) 870-2601
(Former name or former address, if changed since last report): Not applicable
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.
     On May 23, 2006, Range Resources Corporation (“Range”) completed the public offering of $150 million aggregate principal amount of 7 1/2% Senior Subordinated Notes due 2016 (the “Notes”), which are fully and unconditionally guaranteed on a senior subordinated basis by certain of Range’s subsidiaries: Great Lakes Energy Partners, L.L.C., PMOG Holdings, Inc., Range Energy I, Inc., Range HoldCo, Inc., Range Production I, L.P., Range Production Company, Range Energy Ventures Corporation, and Range Operating New Mexico, Inc. (the “Subsidiary Guarantors”). The terms of the Notes are governed by the Indenture, dated as of May 23, 2006 (the “Indenture”), by and among Range, the Subsidiary Guarantors and J.P. Morgan Trust Company, N.A., as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of May 23, 2006 (the “First Supplemental Indenture”). The Indenture is filed herewith as Exhibit 4.1 and is incorporated herein by reference. The First Supplemental Indenture is filed herewith as Exhibit 4.2 and is incorporated herein by reference. The material terms of the Notes, the Indenture and the Supplemental Indenture are described in the prospectus supplement, dated May 18, 2006, as filed by Range and the Subsidiary Guarantors with the Commission on May 19, 2006.
     Range and the Subsidiary Guarantors registered the sale of the Notes and the underlying guarantees with the Securities and Exchange Commission (the “Commission”) pursuant to a Registration Statement on Form S-3 filed on May 16, 2006, as amended by Post-Effective Amendment No. 1 thereto filed on May 17, 2006 (the “Registration Statement”).
     The Notes were sold pursuant to an Underwriting Agreement, dated May 18, 2006 (the “Underwriting Agreement”), by and between Range and J.P. Morgan Securities Inc., as representative of the several underwriters named therein (the “Underwriters”). The Underwriting Agreement contains customary representations, warranties and agreements by Range, and customary conditions to closing, indemnification rights, obligations of the parties and termination provisions. Range has agreed with the Underwriters not to offer or sell any debt securities issued or guaranteed by Range having a term of more than one year (other than the Notes) for a period of 90 days after the date of the Underwriting Agreement without the prior written consent of J.P. Morgan Securities Inc.
     The Underwriters or their affiliates have from time to time provided investment banking, commercial banking and financial advisory services to Range and its affiliates, for which they have received customary compensation. The Underwriters and their affiliates may provide similar services in the future. In particular, certain of the Underwriters or their affiliates are lenders under Range’s bank credit facility and will receive the net proceeds from the offering of the Notes used to pay down our bank credit facility. In addition, from time to time, certain of the Underwriters and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in Range’s debt or equity securities or loans, and may do so in the future.
     The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to such Underwriting Agreement, a copy of which is filed herewith as Exhibit 1.1 and is incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.
     The information provided under Item 1.01 in this Current Report on Form 8-K regarding the Indenture, the Supplemental Indenture and the related guarantees is incorporated by reference into this Item 2.03.
Item 8.01 Other Events.
     In connection with the offering of the Notes, Range and the Subsidiary Guarantors are also filing certain other exhibits as part of this Current Report on Form 8-K that are to be incorporated by reference into the Registration Statement, including the Form of Note and the opinion of Vinson & Elkins L.L.P., which are filed herewith as Exhibits 4.3 and 5.1, respectively, and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit
Number	Description
1.1	Underwriting Agreement, dated May 18, 2006, by and between Range Resources Corporation and J.P. Morgan Securities Inc., as representative of the several underwriters named therein.
4.1	Indenture, dated as of May 23, 2006, by and among Range Resources Corporation, the subsidiary guarantors named therein and J.P. Morgan Trust Company, National Association, as trustee.
4.2	First Supplemental Indenture, dated as of May 23, 2006, by and among Range Resources Corporation, the subsidiary guarantors named therein and J.P. Morgan Trust Company, National Association, as trustee.
4.3	Form of Note for the 7 1/2% Senior Subordinated Notes due 2016. (included in Exhibit 4.1)
5.1	Opinion of Vinson & Elkins LLP
5.2	Consent of Vinson & Elkins LLP (included in Exhibit 5.1)

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RANGE RESOURCES CORPORATION
By:	/s/ Rodney L. Waller
Rodney L. Waller
Senior Vice President

Date: May 23, 2006

EXHIBIT INDEX

Exhibit
Number	Description
1.1	Underwriting Agreement, dated May 18, 2006, by and between Range Resources Corporation and J.P. Morgan Securities Inc., as representative of the several underwriters named therein.
4.1	Indenture, dated as of May 23, 2006, by and among Range Resources Corporation, the subsidiary guarantors named therein and J.P. Morgan Trust Company, National Association, as trustee.
4.2	First Supplemental Indenture, dated as of May 23, 2006, by and among Range Resources Corporation, the subsidiary guarantors named therein and J.P. Morgan Trust Company, National Association, as trustee.
4.3	Form of Note for the 7 1/2% Senior Subordinated Notes due 2016. (included in Exhibit 4.1)
5.1	Opinion of Vinson & Elkins LLP
5.2	Consent of Vinson & Elkins LLP (included in Exhibit 5.1)

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